EXHIBIT 4.13.27
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     SUPPLEMENT NO. 28 (this “Supplement”) dated as of May 2, 2011 to the Collateral Agreement dated as of November 5, 2009 (the “Collateral Agreement”), among REYNOLDS GROUP HOLDINGS INC., a corporation organized under the laws of the state of Delaware (“RGHI”), PACTIV CORPORATION, a corporation organized under the laws of the state of Delaware (“Pactiv”), REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a corporation organized under the laws of the state of Delaware (the “U.S. Term Borrower” and, together with RGHI and Pactiv, the “U.S. Term Borrowers”), CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a corporation organized under the laws of the state of Delaware (together with the U.S. Term Borrowers, the “Borrowers”), REYNOLDS GROUP ISSUER LLC, a limited liability company formed under the laws of the state of Delaware (the “U.S. Issuer”), REYNOLDS GROUP ISSUER INC., a corporation organized under the laws of the state of Delaware (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), each Subsidiary of Holdings from time to time party thereto (each such Subsidiary, the Borrowers and the Issuers are referred to collectively herein as the “Grantors”) and THE BANK OF NEW YORK MELLON, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).
     A. Reference is made to (a) the Amended and Restated Credit Agreement dated as of February 9, 2011 (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”), (b) the Indenture dated as of November 5, 2009 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2009 Senior Secured Note

Indenture”), among the Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc. and The Bank of New York Mellon, as trustee (in such capacity, the “2009 Indenture Trustee”), principal paying agent, transfer agent and collateral agent and The Bank of New York Mellon, London Branch, as paying agent, (c) the Indenture dated as of October 15, 2010 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2010 Senior Secured Note Indenture”), among RGHL US Escrow I LLC, RGHL US Escrow I Inc., RGHL Escrow Issuer (Luxembourg) I S.A., The Bank of New York Mellon, as trustee (in such capacity, the “2010 Indenture Trustee”), principal paying agent, registrar and transfer agent and The Bank of New York Mellon, London Branch, as paying agent, (d) the Indenture dated as of February 1, 2011 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2011 Senior Secured Note Indenture”) among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A., the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee (in such capacity, the “2011 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent and (e) the First Lien Intercreditor Agreement dated as of November 5, 2009, as amended by Amendment No. 1 and Joinder Agreement dated as of January 21, 2010 (as further amended, novated, supplemented, restated or modified from time to time, the “First Lien Intercreditor Agreement”), among the Collateral Agent, the 2009 Indenture Trustee, the 2010 Indenture Trustee, the 2011 Indenture Trustee, the Administrative Agent and the Loan Parties party thereto.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms pursuant to the Collateral Agreement.
     C. The Grantors have entered into the Collateral Agreement in order to induce the Secured Parties to extend credit to the Grantors pursuant to the Loan Documents.
     D. Section 5.16 of the Collateral Agreement provides that additional U.S. Subsidiaries of Holdings may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of Exhibit A to the Collateral Agreement. The undersigned U.S. Subsidiary (the “New U.S. Subsidiary”) is executing this Supplement in accordance with the requirements of the Collateral Agreement and the other Loan Documents to become a Grantor under the Collateral Agreement in order to induce the Secured Parties to extend additional credit and as consideration for credit previously extended, in each case, under the Loan Documents.
     Accordingly, the Collateral Agent and the New U.S. Subsidiary agree as follows:

2

     SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New U.S. Subsidiary by its signature below becomes a U.S. Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a U.S. Grantor and the New U.S. Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a U.S. Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a U.S. Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New U.S. Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New U.S. Subsidiary’s right, title and interest in and to the Collateral of the New U.S. Subsidiary to the extent provided in the Collateral Agreement; provided that, notwithstanding anything to the contrary herein or in the Collateral Agreement, with respect to the New U.S. Subsidiary, “Collateral” shall not include any Equity Interest of the New U.S. Subsidiary in Union Packaging LLC. Each reference to a “Grantor” and “U.S. Grantor” in the Collateral Agreement shall be deemed to include the New U.S. Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
     SECTION 2. The New U.S. Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.
     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New U.S. Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New U.S. Subsidiary hereby represents and warrants that (a) set forth on Schedules 1 through 12 attached hereto are true and correct schedules of the information, with respect to such New U.S. Subsidiary, required by the Perfection Certificate the form of which is attached as Exhibit B to the Collateral Agreement and (b) set forth under its signature hereto, is the true and correct legal name of the New U.S. Subsidiary and its jurisdiction of organization.
     SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

3

          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8. All communications and notices hereunder shall (except as otherwise permitted by the Collateral Agreement) be in writing and given as provided pursuant to Section 5.01 of the Collateral Agreement.
     SECTION 9. The New U.S. Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent as provided in Section 5.06 of the Collateral Agreement, mutatis mutandis.
     SECTION 10. The New U.S. Subsidiary is a corporation duly organized under the law of the Commonwealth of Pennsylvania.

4

     IN WITNESS WHEREOF, the New U.S. Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

DOPACO, INC.

By	/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Vice President
Address: 241 Woodbine Road Downingtown, PA 19335
Legal Name: Dopaco, Inc.
Jurisdiction of Formation: Pennsylvania

THE BANK OF NEW YORK MELLON, as Collateral Agent

By	/s/ Catherine F. Donohue

Name: Catherine F. Donohue
Title: Vice President

Acknowledged and Agreed:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By	/s/ Robert Hetu
Name: Robert Hetu
Title: Managing Director

Acknowledged and Agreed:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By	/s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title: Associate
[Signature Page to Supplement to Collateral Agreement]

Schedule 1 to
Supplement No. 28 to the
Collateral Agreement
Schedule 1
Names

	Other Legal Names Within the Past 5 years	Change in Identity or Corporate
Grantor’s Exact Legal Name	(including date of change)	Structure Within the Past 5 years
Dopaco, Inc.	None	None

Schedule 2(a) to
Supplement No. 28 to the
Collateral Agreement
Schedule 2(a)
Jurisdictions and Locations

Organizational
			Identification	Chief Executive Office or Registered
	Jurisdiction of	Form of	Number	Office Address
Grantor	Organization	Organization	(if any)	(including county)
Dopaco, Inc.	Pennsylvania	Corporation	23-2106485	100 Arrandale Boulevard
Exton, PA 19341 (Chester County)

Schedule 2(b) to
Supplement No. 28 to the
Collateral Agreement
Schedule 2(b)
Location of Other Persons that Possess Collateral

Names and Addresses of Other Persons that Possess any
Grantor	Collateral (including county)
Dopaco, Inc.	Edward P. Fitts, Ind. & t/a Tri-Star Development Company
241 Woodbine Road
Downingtown, PA 19335 (Chester County)

Dopaco, Inc.	D-Town Associates
461 Boot Road
Downington, PA 19335 (Chester County)

Dopaco, Inc.	Inland American Industrial Management, LLC
104 Enterprise Boulevard
70 West Industrial Park
Kinston, NC 28504 (Lenoir County)

Dopaco, Inc.	First Industrial, L.P.
315 Kirk Road
St. Charles, IL 60174 (Kane County)

Dopaco, Inc.	Morton L. Friedman
4545 Qantas Lane
Stockton, CA 95206 (San Joaquin County)

Dopaco, Inc.	Panattoni-Performance Drive, LLC
1110 Performance Drive
Stockton, CA 95206 (San Joaquin County)

Dopaco, Inc.	GE Canada Real Estate Equity Holding Company
35 Bramtree Court
Brampton, Ontario, Canada

Schedule 5 to
Supplement No. 28 to the
Collateral Agreement
Schedule 5
UCC Filings

Grantor	UCC Filing Office/County Recorder’s Office
Dopaco, Inc.	Pennsylvania Department of State
401 North Street
Room 206
Harrisburg, PA 17120

Schedule 6 to
Supplement No. 28 to the
Collateral Agreement
Schedule 6
Stock Ownership and Other Equity Interests

		Certificate	Number of	Percentage of
Grantor	Issuer	Number	Equity Interests	Ownership
None	None	None	None	None

Schedule 7 to
Supplement No. 28 to the
Collateral Agreement
Schedule 7
Debt Instruments

Grantor	Creditor	Debtor	Type	Amount
None	None	None	None	None

Schedule 8 to
Supplement No. 28 to the
Collateral Agreement
Schedule 8
Mortgaged Property and Mortgage Filings

	Exact Name of	Exact Name of
Mortgaged Property	Owner	Record Owner	Property Address	Filing Office
None	None	None	None	None

Schedule 9(a) to
Supplement No. 28 to the
Collateral Agreement
Schedule 9(a)
Intellectual Property
Copyrights and Copyright Applications
COPYRIGHTS OWNED BY DOPACO, INC.
U.S. Copyright Registrations
None
Pending U.S. Copyright Applications for Registration
None
Non-U.S. Copyright Registrations
None
Non-U.S. Pending Copyright Applications for Registration
None

Schedule 9(b) to
Supplement No. 28 to the
Collateral Agreement
Schedule 9(b)
Intellectual Property
Patents and Patent Applications
PATENTS OWNED BY DOPACO, INC.
U.S. Patents

Title	Type	Serial No.	Patent No.
Carton with Lug Locked Tray & Cover	UTL	833,114	5,188,284
Modular Carrier Handle Interlock	UTL	939,145	5,221,001
Cup Construction	UTL	815,955	5,229,182
Carton with Reinforced Handle	UTL	193,466	5,392,984
Container for Multiple Foodstuffs	UTL	523,510	5,520,324
Food Carton and Folding Blank Therefor	UTL	345,701	5,531,373
Convertible Container	UTL	360,635	5,538,179
Compartment Carton	UTL	568,467	5,575,420
Partitioned Meal Tray or Container and Blank for Forming Same	UTL	438,793	5,601,231
Covered Carton	UTL	555,049	5,603,450
Carton with Prize Coupon	UTL	751,312	5,697,549
Carton with Offset Lock	UTL	779,448	5,707,004
Beverage Carton	UTL	808,038	5,740,958
Cup Protector	UTL	758,156	5,765,716
Split Wall Carton	UTL	790,866	5,775,574
Cup Carrier	UTL	719,648	5,791,462
Sauce Cup Tray	UTL	756,938	5,799,794
Food Scoop with Condiment Compartment	UTL	971,620	5,875,957
Carton with Sauce Holder	UTL	16,803	5,890,648
Clamshell Carton with Partitions	UTL	09/122,662	5,909,840
Carton with Locking Lid	UTL	09/066,551	5,924,626
Cup with Separable Coupon	UTL	09/172,869	5,996,887
Cup Carrier	UTL	09/207,772	6,024,212
Carton with Integral Promotional Materials	UTL	09/262,310	6,027,018
Food Scoop	UTL	09/126,853	6,050,482
Sleeve Protector for Cups	UTL	09/152,258	6,053,352
Conical Food Scoop	UTL	09/154,985	6,053,403
French Fry Carton with Hidden Indicia	UTL	09/245,346	6,068,181
Stabilized Two-Cup Carrier	UTL	09/192,358	6,089,638
Take-Out Carrier	UTL	09/323,839	6,213,389 B1
Food Scoop with Condiment Holder	UTL	09/458,013	6,216,946 B1
Lockable Two-Piece Container	UTL	09/644,543	6,230,917 B1
Insulating Sleeve	UTL	09/565,078	6,343,735 B1
Container Having an Improved Hinge	UTL	09/641,131	6,349,875 B1
Food Scoop with Condiment Holder	UTL	09/795,136	6,471,119 B1

Schedule 9(b) to
Supplement No. 28 to the
Collateral Agreement

Title	Type	Serial No.	Patent No.
Stackable Food Tray with Condiment Compartment	UTL	09/892,653	6,543,679 B2
Food Scoop with Sealed Base	UTL	10/067,942	6,561,414 B1
Food Tray with Condiment Compartment	UTL	10/058,829	6,588,652 B2
Food Carton having Cylindrical Lower Portion	UTL	10/013,959	6,719,190 B2
Food Container for use with a Beverage Receptacle	UTL	10/742,913	7,182,242 B2
Carton Structure and Sheet Material Product with Indicia Keys	UTL	10/274,047	7,232,054 B2
Cup Lid With Slide Closure	UTL	11/513,327	7,753,224 B2
Coupon for a Carton	DES	29/101,510	Des 430,614
Coupon for a Carton	DES	29/126,012	D453,533 S
Clamshell Food Service Container	DES	29/214,112	D519,830 S
Flexible Hinge Food Service Container	DES	29/347,743	D631,340 S
U.S. Patent Applications

Title	Type	Serial No.
Flexible Hinge Clamshell Food Service Package	UTL	12/929,342
Flexible Hinge Clamshell Food Service Container with Continuous Sidewall Construction	UTL	12/929,768
Non-U.S. Patents
None
Non-U.S. Patent Applications
None

Schedule 9(c) to
Supplement No. 28 to the
Collateral Agreement
Schedule 9(c)
Intellectual Property
Trademarks and Trademark Applications
TRADEMARK/TRADE NAMES OWNED BY DOPACO, INC.
U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.
Dopaco name	9/4/1990	1,612,042
U.S. Trademark Applications

Mark	Reg. Date	Reg. No.
TRA-CLAM	12/14/2010	85/073,500
State Trademark Registrations
None
Non-U.S. Trademark Registrations
None
Non-U.S. Trademark Applications
None
Trade Names
None

Schedule 9(c) to
Supplement No. 28 to the
Collateral Agreement
LICENSES
I. Licenses/Sublicenses of Dopaco, Inc. as Licensor/Sublicensor on Date Hereof
A. Copyrights
U.S. Copyrights
None
Non-U.S. Copyrights
None
B. Patents
U.S. Patents
Pursuant to the Software License Agreement, entered into December 4, 2003, by and between Dopaco, Inc. and Fresenius USA Manufacturing Inc. (“Fresenius”), Dopaco, Inc. granted Fresenius a perpetual, non-exclusive and non-transferable license to use the ZTAG software application.
U.S. Patent Applications
None
Non-U.S. Patents
None
Non-U.S. Patent Applications
None
C. Trademarks
U.S. Trademarks
None
U.S. Trademark Applications
None
Non-U.S. Trademarks
None
Non-U.S. Trademark Applications

Schedule 9(c) to
Supplement No. 28 to the
Collateral Agreement
None
D. Others
None
II. Licenses/Sublicenses of Dopaco, Inc. as Licensee/Sublicensee on Date Hereof
A. Copyrights
U.S. Copyrights
None
Non-U.S. Copyrights
None
B. Patents
U.S. Patents
License Agreement for Enterprise 6, beginning May 1, 2007 and renewed through April 30, 2013.
Software License Agreement, dated July 20, 2009, between Intelex Technologies Inc. and Dopaco, Inc.
Software License Agreement, dated May 8, 1998, between Sterling Commerce (Mid America), Inc. and Dopaco, Inc. as amended.
Red Rock License and Use Agreement, effective as of August 8, 2000, by and among Smyth Systems, Inc., Dopaco, Inc. and Can-Am Packaging Equipment Corp.
Patent License Agreement, made effective October 6, 2000, by and between Dopaco, Inc. and Amhil Enterprises.
R/3 Software End-User License Agreement, effective January 2, 1998, between SAP America, Inc. and Dopaco, Inc., as amended.
U.S. Patent Applications
None
Non-U.S. Patents
None
Non-U.S. Patent Applications

Schedule 9(c) to
Supplement No. 28 to the
Collateral Agreement
None
U.S. Trademarks
None
U.S. Trademark Applications
None
Non-U.S. Trademarks
None
Non-U.S. Trademark Applications
None
D. Others
None

Schedule 10 to
Supplement No. 28 to the
Collateral Agreement
Schedule 10
Commercial Tort Claims

Grantor/Plaintiff	Defendant	Description
None	None	None

Schedule 11 to
Supplement No. 28 to the
Collateral Agreement
Schedule 11
Deposit Accounts

Depositary Institution
Grantor	(including address)	Type of Account	Account Number
Dopaco, Inc.	Comerica	Master ZBA	[ ]
Dopaco, Inc.	Comerica	Trade Payables	[ ]
Dopaco, Inc.	Comerica	Salary Payroll	[ ]
Dopaco, Inc.	Wachovia Bank, N.A.	Downingtown Freight	[ ]
Dopaco, Inc.	Wachovia Bank, N.A.	Downingtown Hourly Payroll	[ ]
Dopaco, Inc.	Wachovia Bank, N.A.	Insurance (Trustmark)	[ ]
Dopaco, Inc.	Wells Fargo, N.A.	Hourly Payroll	[ ]
Dopaco, Inc.	Wells Fargo, N.A.	Freight (Stockton)	[ ]
Dopaco, Inc.	Bank of America	Freight	[ ]
Dopaco, Inc.	Harris Bank St. Charles	Hourly Payroll	[ ]
Dopaco, Inc.	Harris Bank St. Charles	Freight	[ ]

Schedule 12 to
Supplement No. 28 to the
Collateral Agreement
Schedule 12
Securities Accounts

Intermediary Institution
Grantor	(including address)	Type of Account	Account Number
None	None	None	None